Prospectus Supplement filed under Rule 424(b)(3)
                                                  S-3 Registration No. 333-52237


PROSPECTUS SUPPLEMENT
(to Prospectus dated June 3, 1998)

THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. INFORMATION CONTAINED HEREIN IS SUBJECT TO AMENDMENT.


                             HEALTHSOUTH Corporation

                                  $567,750,000
                         3.25% Convertible Subordinated
                               Debentures due 2003

                                       and

                       15,501,707 SHARES OF COMMON STOCK,
                            PAR VALUE $.01 PER SHARE

         The Prospectus, dated June 3, 1998 (the "Prospectus"), relating to the offering for resale of $567,750,000 aggregate principal amount of 3.25%
Convertible Subordinated Debentures due 2003 and 15,501,707 shares of Common Stock, par value $.01 per share, of HEALTHSOUTH Corporation (the "Company"), is hereby supplemented as set forth below.


1. ABN - AMRO Incorporated is added to the table of Securityholders on page 15 of the Prospectus, together with the following information as of recent date prior to the date of this Prospectus Supplement:

         Principal Amount of Debentures Beneficially Owned That May be Sold                                 250,000
         ------------------------------------------------------------------
         Percentage of Debentures Outstanding                                                                     *
         ------------------------------------
         Number of Conversion Shares                                                                          6,825
         ---------------------------
         Percentage of Common Stock Outstanding                                                                   *
         --------------------------------------


2. Bear, Stearns & Co., Inc. is added to the table of Securityholders on page 15 of the Prospectus, together with the following information as of recent date prior to the date of this Prospectus Supplement:

         Principal Amount of Debentures Beneficially Owned That May be Sold                               3,000,000
         ------------------------------------------------------------------
         Percentage of Debentures Outstanding                                                                     *
         ------------------------------------
         Number of Conversion Shares                                                                         81,911
         ---------------------------
         Percentage of Common Stock Outstanding                                                                   *
         --------------------------------------



The date of this Prospectus Supplement is June 15, 1999.